Press Release
For Immediate Release
Contact:  Bruce Walsh, Senior Vice-President and Chief Financial Officer
(401) 847-5500


               Newport Bancorp, Inc. Reports 2007 Year-End Results

     Newport, Rhode Island, February 1, 2008. Newport Bancorp, Inc. (the "Company") (Nasdaq: NFSB), the holding company for Newport Federal Savings Bank (the "Bank" or "NewportFed"), today announced earnings for the year and quarter ended December 31, 2007. For the quarter ended December 31, 2007, the Company reported a net loss of $47,000, or $.01 per share (basic and diluted), compared to net income of $468,000, or $.10 per share (basic and diluted), for the quarter ended December 31, 2006. For the year ended December 31, 2007, the Company reported net income of $757,000, or $.17 per share (basic and diluted), compared to a net loss of $1.7 million for the year ended December 31, 2006. The Company completed its initial stock offering on July 6, 2006, therefore earnings per share data is not available for the year ended December 31, 2006.

     Since December 31, 2006, the Company's assets increased by $70.8 million, or 24.4%, to $361.3 million. The asset growth was concentrated in net loans, which increased by $36.3 million, or 14.1%, and securities held to maturity, which increased by $29.0 million. The asset growth was principally funded by a $70.9 million, or 205.8%, increase in borrowings, of which $25.0 million was used to purchase securities. The loan portfolio growth was primarily in commercial real estate mortgages (up $19.3 million or 33.4%), residential mortgages (up $11.7 million or 7.5%) and home equity loans and lines of credit (up $1.7 million or 5.7%).

     Deposit growth was focused in money market accounts (up $7.4 million or 34.7%) and NOW/Demand accounts (up $ 935,000 or 1.6%). The increase in these accounts was substantially offset by decreases in time deposit accounts (down $3.5 million or 4.2%) and savings accounts (down $4.5 million or 14.9%).

     Total stockholders' equity at December 31, 2007 was $59.0 million compared to $60.0 million at December 31, 2006. The decrease was attributable to share buybacks under the Company's stock repurchase plan, offset by net income and stock-based compensation credits.

     Net interest income for each of the quarters ended December 31, 2007 and December 31, 2006 was $2.7 million. Net interest income for the year ended December 31, 2007 was $10.3 million, compared to $9.9 million for year December 31, 2006, an increase of 4.2%. The increase in net interest income is due to the increase in interest-earning assets, partially offset by increased expense from borrowings utilized to fund the year's asset growth and increased rates paid on interest-bearing deposits. The yield on interest-earning assets increased to 6.21% in 2007 from 5.97% in 2006, an increase of 24 basis points. The cost of interest-bearing liabilities increased to 3.52% in 2007 from 3.00% in 2006, an

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increase of 52 basis  points.  The Company's  net interest  margin  decreased 12 basis points to 3.55% in 2007 from 3.67% in 2006.

     Non-performing assets as a percentage of total assets was 0.25% at December 31, 2007. There were no non-performing assets at December 31, 2006. The loan loss provision for the fourth quarter of 2007 was $140,000, as compared to $38,000 for the fourth quarter of 2006. The loan loss provision for the years ended December 31, 2007 and December 31, 2006 was $426,000 and $120,000,
respectively. Management reviews the level of the allowance for loan losses on a quarterly basis and establishes the provision for loan losses based upon the volume and types of lending, delinquency levels, loss experience, the amount of impaired and classified loans, economic conditions and other factors related to the collectability of the loan portfolio. The 2007 provision increased due to the growth and composition in the loan portfolio and changes in economic conditions. Asset quality continues to remain strong.

     Total other income for the fourth quarter of 2007 totaled $582,000, an increase of $51,000, or 9.6%, compared to the fourth quarter of 2006. For the year ended December 31, 2007, other income totaled $2.3 million, an increase of $868,000, or 59.8%, compared to the year ended December 31, 2006. FHLB pre-payment penalties during 2006 resulted in lower other income as compared to 2007. Excluding the debt pre-payment expense, the increase in other income is primarily due to the higher income earned on checking accounts and on bank-owned life insurance.

     Total operating expenses increased to $3.1 million for the quarter ended December 31, 2007 from $2.3 million for the quarter ended December 31, 2006, an increase of 32.6%. The increase between periods is primarily attributable to $520,000 of stock-based compensation expense associated with option grants and restricted stock awards, incurred for the first time in the fourth quarter of 2007, using an accelerated method allowed by SFAS No. 123R. For the year ended December 31, 2007, operating expenses decreased to $10.8 million from $13.2 million for the year ended December 31, 2006, a decrease of 18.2%. The higher operating expenses reported in the 2006 period is primarily due to the $3.6 million contribution to the NewportFed Charitable Foundation, made as part of the Bank's conversion to stock form. Excluding the charitable contribution paid in 2006, operating expenses increased primarily due to increases in salaries and employee benefits, resulting from ESOP and stock-based compensation expense. Professional fees increased as a result of costs associated with being a public company, including the Company's implementation of the provisions of the Sarbanes-Oxley Act of 2002. Marketing costs increased as a result of a stronger marketing focus for the Bank and its deposit products during 2007.

     This news release may contain forward-looking statements, which can be identified by the use of words such as "believes," "expects," "anticipates," "estimates" or similar expressions. Such forward-looking statements and all other statements that are not historic facts are subject to risks and uncertainties which could cause actual results to differ materially from those currently anticipated due to a number of factors. These factors include, but are not limited to, general economic conditions, changes in the interest rate environment, legislative or regulatory changes that may adversely affect our business, changes in accounting policies and practices, changes in competition and demand for financial services, adverse changes in the securities markets, changes in deposit flows and changes in the quality or composition of the Company's loan or investment portfolios. Additionally, other risks and uncertainties may be described in the Company's annual report on Form 10-K, its quarterly reports on Form 10-Q or its other reports as filed with the Securities and Exchange Commission which are available through the SEC's website at www.sec.gov. Should one or more of these risks materialize, actual results may vary from those anticipated, estimated or projected. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this press release. Except as may be required by applicable law or regulation, the Company assumes no obligation to update any forward-looking statements.


                                            CONSOLIDATED BALANCE SHEETS

                                                                        December 31,          December 31,
                                                                           2007                  2006
                                                                      ----------------   ------------------
                                                                                   (Unaudited)
                                                                             (Dollars in thousands,
                                                                              except per share data)
                                                  ASSETS

     Cash and due from banks                                                 $6,646                $3,705
     Short-term investments                                                      59                 3,567
                                                                      -----------------     ----------------
         Cash and cash equivalents                                            6,705                 7,272

     Securities available for sale, at fair value                             6,966                 6,614
     Securities held to maturity, at amortized cost                          30,886                 1,922
     Federal Home Loan Bank stock, at cost                                    4,163                 2,390
     Loans                                                                  295,483               258,739
     Allowance for loan losses                                               (2,399)               (1,973)
                                                                      -----------------     ----------------
         Loans, net                                                         293,084               256,766
                                                                      -----------------     ----------------

     Premises and equipment, net                                              5,849                 6,099
     Accrued interest receivable                                              1,269                 1,027
     Deferred income taxes                                                    2,313                 1,851
     Bank-owned life insurance                                                9,274                 5,382
     Other assets                                                               750                 1,121
                                                                      -----------------     ----------------
         Total assets                                                      $361,259              $290,444
                                                                      =================     ================

                                          LIABILITIES AND STOCKHOLDERS' EQUITY

     Deposits                                                              $193,285              $192,974
     Short-term borrowings                                                    5,809                 2,500
     Long-term borrowings                                                    99,547                31,950
     Accrued expenses and other liabilities                                   3,666                 3,040
                                                                      -----------------     ----------------
         Total liabilities                                                  302,307               230,464
                                                                      -----------------     ----------------



     Preferred stock, $.01 par value; 1,000,000 shares authorized;
            none issued                                                           -                     -
     Common stock, $.01 par value; 19,000,000 shares authorized;
         4,878,349 shares issued                                                 49                    49
     Additional paid in capital                                              50,023                47,258
     Retained earnings                                                       17,234                16,477
     Unearned compensation                                                   (5,548)               (3,643)
     Treasury stock, at cost (213,660 shares at December 31, 2007)           (2,655)                    -
     Accumulated other comprehensive loss                                      (151)                 (161)
                                                                      -----------------     ----------------
         Total stockholders' equity                                          58,952                59,980
                                                                      -----------------     ----------------
         Total liabilities and stockholders' equity                        $361,259              $290,444
                                                                      =================     ================


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

          CONSOLIDATED STATEMENTS OF OPERATIONS

                                                                    Three Months Ended                 Year Ended
                                                                       December 31,                   December 31,
                                                                ---------------------------    ----------------------------
                                                                   2007           2006            2007            2006
                                                                -----------    ------------    ------------    ------------
                                                                                       (Unaudited)
                                                                     (Dollars in  thousands, except per share data)

Interest and dividend income:
     Loans                                                        $4,554         $4,003         $17,195         $15,280
     Securities                                                      251            105             567             386
     Dividends on Federal Home Loan Bank stock                        51              3             177             181
     Other-interest earning assets                                     8             71              49             244
                                                               -----------    ------------    ------------    ------------
         Total interest and dividend income                         4,864          4,182          17,988          16,091
                                                                -----------    ------------    ------------    ------------

Interest expense:
     Deposits                                                       1,249          1,102           4,888           3,868
     Short-term borrowings                                             35              2             349             371
     Long-term borrowings                                             919            410           2,457            1,97 2
                                                                -----------    ------------    ------------    ------------
         Total interest expense                                     2,203          1,514           7,694           6,211
                                                                -----------    ------------    ------------    ------------

Net interest income                                                 2,661          2,668          10,294           9,880
Provision for loan losses                                             140             38             426             120
                                                                -----------    ------------    ------------    ------------

         Net interest income, after provision for loan losses       2,521          2,630           9,868           9,760
                                                                -----------    ------------    ------------    ------------

Other income (charges):
     Customer service fees                                            463            472           1,839           1,593
     FHLB prepayment penalties                                          -              -               -            (367)
     Bank-owned life insurance                                         97             18             385              75
     Miscellaneous                                                     22             41              95             150
                                                                -----------    ------------    ------------    ------------
         Total other income                                           582            531           2,319           1,451
                                                                -----------    ------------    ------------    ------------

Operating expenses:
     Salaries and employee benefits                                  1,935          1,438           6,171           5,414
     Occupancy and equipment, net                                      334            315           1,282           1,235
     Data processing                                                   242            251           1,004           1,022
     Professional fees                                                 155             93             563             387
     Marketing                                                         223             81           1,085             797
     Contribution to NewportFed Charitable Foundation                    -              -               -           3,614
     Other general and administrative                                  207            157             729             769
                                                                -----------    ------------    ------------    ------------
         Total operating expenses                                    3,096          2,335          10,834          13,238
                                                               -----------    ------------    ------------    ------------

Income (loss) before income taxes                                        7            826           1,353          (2,027)

Provision (benefit) for income taxes                                    54            358             596            (371)
                                                                -----------    ------------    ------------    ------------

Net income (loss)                                                 $    (47)      $    468       $     757       $  (1,656)
                                                                ===========    ============    ============    ============

Weighted-average shares outstanding:
     Basic                                                       4,379,404      4,509,835       4,481,203             n/a
     Diluted                                                     4,379,404      4,509,835       4,481,203             n/a

Earnings (loss) per share:
     Basic                                                        $   (.01)      $    .10       $     .17             n/a
     Diluted                                                      $   (.01)      $    .10       $     .17             n/a